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                                  EXHIBIT 11

                                                                   EXHIBIT    11
                                  RHODES, INC.

                      COMPUTATION OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 YEARS ENDED FEBRUARY 29 OR 28,
                                          -----------------------------------------
                                             1992             1993            1994
                                             ----             ----            ----
WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING                       1,125           1,472            7,145

ADDITIONAL SHARES ASSUMING
    EXERCISE OF STOCK OPTIONS
    USING TREASURY STOCK METHOD                 --(1)           --(1)           157
                                           -------         -------           ------

    AVERAGE COMMON SHARES
         AS ADJUSTED                         1,125           1,472            7,302
                                           =======         =======           ======

INCOME (LOSS) BEFORE EXTRAORDINARY
    ITEM                                   $(9,954)        $(9,831)         $ 6,047

EXTRAORDINARY ITEM (NET OF TAX)                 --              --           (2,727)
                                           -------         -------          -------

NET INCOME (LOSS)                          $(9,954)        $(9,831)         $ 3,320
                                           =======         =======          =======

NET INCOME (LOSS) PER COMMON
    SHARE:

    BEFORE EXTRAORDINARY ITEM              $ (8.85)        $ (6.68)         $   .83

    EXTRAORDINARY ITEM                          --              --             (.38)
                                           -------         -------          -------

    NET INCOME                             $ (8.85)        $ (6.68)         $   .45
                                           =======         =======          =======



         (1)     No additional shares as effect would be antidilutive.